                                                                 Exhibit 4(a)(i)


                                                                  CONFORMED COPY

         SUPPLEMENTAL INDENTURE, dated as of May 3, 2001 among H. J. HEINZ COMPANY, a Pennsylvania corporation (the "Company"), H. J. HEINZ FINANCE COMPANY, a Delaware corporation (the "CO-OBLIGOR") and BANK ONE, NATIONAL ASSOCIATION, a national banking association existing under the laws of the United States of America (the "TRUSTEE") to the Indenture, dated as of July 15, 1992 between the Company and the Trustee (as heretofore supplemented, the "INDENTURE").

                              W I T N E S S E T H:

         WHEREAS, the parties hereto desire to amend the Indenture as set forth herein;

         WHEREAS, the entry into this Supplemental Indenture by the parties hereto is in all respects authorized by the provisions of the Indenture; and

         WHEREAS, all things necessary to make this Supplemental Indenture a valid agreement of the parties hereto, in accordance with the terms of the Indenture, have been done;

         NOW, THEREFORE, for and in consideration of the premises, the parties hereto mutually covenant and agree for the equal and proportionate benefit of the respective Holders of the Securities from time to time or of a series thereof, as follows:

                                   ARTICLE 1
                                   DEFINITIONS

         Section 1.01. Defined Terms; References. Unless otherwise specifically defined herein, each term used herein which is defined in the Indenture has the meaning assigned to such term in the Indenture. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Indenture" and each other similar reference contained in the Indenture shall, after this Supplemental Indenture becomes effective, refer to the Indenture as supplemented hereby.

                                   ARTICLE 2
                                   AMENDMENTS

         Section 2.01. Amendment of Introductory Paragraph. The first paragraph of the Indenture immediately preceding the first recital is hereby amended by inserting the following phrase immediately after the phrase "Pennsylvania

15219,": "and H. J. HEINZ FINANCE COMPANY, a Delaware corporation (hereinafter called the "Co-Obligor") having its principal office at 600 Grant Street, 60th Floor, Pittsburgh, Pennsylvania 15219,".

         Section 2.02. Amendment of Certain Definitions. Section 101 of the Indenture is hereby amended by inserting the following new definitions in appropriate alphabetical order:

                  ""Co-Obligor" means the Person named as the "Co-Obligor" in the first paragraph of this instrument, or such Person, if any, that shall have become the successor to such Person pursuant to the applicable provisions of this Indenture, whereupon the "Co-Obligor" shall mean such successor Person.";

                  ""Co-Obligations" means the obligations of the Co-Obligor pursuant to Section 311(a) hereunder."

         Section 2.03. Co-Obligation. The Indenture is hereby amended by inserting the following new Section 311:

                  "Section 311.  Co-Obligation.

         (a) Co-Obligor hereby fully, unconditionally and irrevocably assumes and agrees to perform and discharge, jointly and severally with the Company, the due and punctual payment of the principal (including the Redemption Price, if applicable) of and interest (and additional amounts, if any, pursuant to Section 1008 hereof) on each Security of each series authenticated and delivered by the Trustee pursuant to the terms of such Security, when and as the same shall become due and payable whether at maturity or upon redemption or upon declaration of acceleration or otherwise according to the terms of such Security and of this Indenture. The obligations of Co-Obligor as a co-obligor hereunder are primary and not merely those of a surety. Co-Obligor hereby waives diligence, presentment, demand of payment, any right to require a proceeding first against the Company, protest or notice and all demands whatsoever with respect to any such Security or the indebtedness evidenced thereby, and covenants that the Co-Obligations hereunder will not be discharged as to the Indenture or the Securities except by payment in full of the principal of and interest thereon, additional amounts, Redemption Price, and other sums payable under the Indenture or Securities. In addition, the Co-Obligor agrees to be bound by, and observe and perform, the terms of Article 8 and Article 10 (other than Sections 1004 and 1005) of the Indenture as if all references therein to the "Company" therein were to the Co-Obligor.

         (b) The Co-Obligation shall be valid and obligatory with respect to any Security that has been or will be duly authenticated by the Trustee hereunder.

         (c) The Co-Obligations constitute unsecured obligations of Co-Obligor ranking equally with all its other existing and future unsecured and unsubordinated obligations.

         (d) Co-Obligor hereby agrees, if the Trustee shall so request, to execute the Co-Obligations substantially to the effect above recited to be endorsed on each Security of such Series authenticated and delivered by the Trustee and the Company agrees, if requested by the Trustee, to execute and deliver to the Trustee for authentication new Securities with such Co-Obligations endorsed thereon (and otherwise identical to the old Securities) for the surrender of any Securities Outstanding on the date of this Supplemental Indenture. The Co-Obligations endorsed on any Securities shall be executed on behalf of Co-Obligor by its Chairman of the Board of Directors, President or one of its Vice Presidents and shall be attested by its Secretary or one of its Assistant Secretaries and shall have affixed thereto or imprinted or otherwise reproduced thereon a facsimile of its corporate seal prior to the authentication of the Securities on which they are endorsed, and the delivery of such Securities by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of such Co-Obligations on behalf of Co-Obligor. Such signatures may be the manual or facsimile signatures of such officers and may be imprinted or otherwise reproduced on the Co-Obligations. In case any officer of Co-Obligor who shall have signed any of the Co-Obligations endorsed on any Securities shall cease to be such officer before the Securities on which such Co-Obligations are endorsed shall have been authenticated and delivered by the Trustee or disposed of by the Company, such Securities nevertheless may be authenticated and delivered or disposed of as though the person who signed such Co-Obligations had not ceased to be such officer, and any Co-Obligations may be signed on behalf of Co-Obligor by such persons as, at the actual date of the execution of such Co-Obligations, shall be the proper officers of Co-Obligor, although at the date of such Securities or of the execution of this Indenture any such person was not such an officer.

                                   ARTICLE 3
                                  MISCELLANEOUS

         Section 3.01. Other Terms Of The Indenture. Except as insofar as herein otherwise provided, all the provisions, terms and conditions of the Indenture are in all respects ratified and confirmed and shall remain in full force and effect.

         Section 3.02. Effectiveness. This Supplemental Indenture shall become effective on the date hereof when the following conditions are met:

         (a) The Trustee shall have received, in accordance with the terms of the Indenture, an Officers' Certificate dated as of the date hereof and stating that all conditions precedent, if any, provided for in the Indenture relating to this Supplemental Indenture have been complied with;

         (b) The Trustee shall have received, in accordance with the terms of the Indenture, an Opinion of Counsel (as defined in the Indenture) dated as of the date hereof stating that in the opinion of such counsel (i) the execution of this Supplemental Indenture is authorized or permitted by the Indenture, (ii) the Supplemental Indenture, when executed and delivered by the Company and the Co-Obligor, will constitute a valid and binding obligation of the Company and the Co-Obligor in accordance with its terms and (iii) the conditions precedent, if any, provided for in the Indenture relating to this Supplemental Indenture have been complied with;

         (c) The Trustee shall have received a certificate of the secretary of the Company and of the Co-Obligor attaching, in each case, a resolution of the board of directors (or an authorized committee thereof) authorizing this Supplemental Indenture and the transactions contemplated hereby;

         (d) The Trustee and the Company shall have received duly executed counterparts hereof signed by the parties hereto; and

         (e) all documents the Trustee may reasonably request relating to the existence of the Company or the Co-Obligor, the corporate authority for and the validity of this Supplemented Indenture, and any other matters relevant hereto.

         Section 3.03. Governing Law. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the conflicts of laws provisions thereof.

         Section 3.04. Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original for all purposes, but such counterparts shall together be deemed to constitute but one and the same instrument.

         Section 3.05. Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

                  IN WITNESS WHEREOF, the parties hereto have executed this Supplemental Indenture as of the date first written above.

                                      H. J. HEINZ COMPANY


                                      By: /s/ Paul F. Renne
                                         -------------------------------------
                                      Name: Paul F.Renne
                                      Title: Executive Vice President and
                                             Chief Financial Officer



                                      H. J. HEINZ FINANCE COMPANY


                                      By: /s/ Leonard A. Cullo
                                         -------------------------------------
                                      Name:  Leonard A. Cullo
                                      Title: Vice President



                                      BANK ONE, NATIONAL ASSOCIATION, as Trustee


                                      By: /s/ Steven M. Wagner
                                         -------------------------------------
                                      Name:  Steven M. Wagner
                                      Title: First Vice President